FOR IMMEDIATE RELEASE

CONTACT:    Elizabeth Ventura  (212) 272-9251
            Rebecca Haas       (212) 272-8188



                         THE BEAR STEARNS COMPANIES INC.

                     REPORTS SECOND FISCAL QUARTER RESULTS;
             DECLARES QUARTERLY COMMON AND PREFERRED CASH DIVIDENDS


NEW YORK -June 20, 2001- The Bear Stearns Companies Inc. (NYSE:BSC) today reported net earnings per diluted share of $1.18 for the second quarter ended May 25, 2001, up 53.2% from $0.77 per share for the comparable quarter a year ago. The prior year results included a 63 cent per share litigation charge without which operating earnings were $1.40 per share. Net income was $169.5 million, up 43.2% from $118.4 million for the quarter ended May 26, 2000. Net revenues for the second quarter were $1.37 billion, up 3.6% from $1.32 billion for the prior year quarter ended May 26, 2000. The annualized after-tax return on common stockholders' equity for the quarter ended May 25, 2001 was 15.0%, and for the trailing 12-month period ended May 25, 2001 was 16.3%.

      James E. Cayne, president and chief executive officer, commented on the quarter, "The strength of our franchise is evident in times such as these where we are able to achieve solid results despite tumultuous market conditions. In the midst of weak operating environments for equities and investment banking, our fixed income division had a record quarter. Bear Stearns was the number one underwriter for mortgage-backed securities for fiscal 2001.

      "The firm continues to move forward with its overall strategy of growing profitable businesses. On April 24, 2001 we closed on the acquisition of the NYSE specialist that expanded our newly renamed joint venture Wagner Stott Bear. We also closed our $1.5 billion merchant banking fund. In our global clearing services business we continue to add a number of significant new accounts in both our prime broker and fully disclosed areas.

      "Finally, our margin improvement program is beginning to show early promise in creating a more efficient organization. We have embarked on our second phase of the program, which includes implementing strategic sourcing initiatives and cost rationalizations. Much of the expense of these programs is recorded as one time costs in this quarter with corresponding savings to be achieved going forward."


A BRIEF DISCUSSION OF THE FIRM'S BUSINESS SEGMENTS, COMPARED TO THE PRIOR YEAR QUARTER, FOLLOWS:

CAPITAL MARKETS
---------------

Net revenues for the Capital Markets segment were a record $1.02 billion for the quarter ended May 25, 2001, up 23.5% from $825.4 million for the quarter ended May 26, 2000.

o Institutional Equities net revenues were $348.4 million for the second quarter of 2001, down 17.3% versus $421.3 million for the second quarter of last year. Increases in the average daily trading volume on both the NYSE and the NASDAQ year over year helped to drive institutional commission revenues, which ended the quarter higher as compared to the same quarter in the prior year. However, generally weaker market conditions resulted in reduced revenues from market making activities as well as declines in equity derivatives businesses.

o Fixed Income net revenues were up 181.0% to $514.3 million for the quarter ended May 25, 2001, from $183.0 million for the quarter ended May 26, 2000. Record fixed income principal transactions revenues were reported for the current quarter, driven by superior results from our mortgage-backed securities areas as well as strong results from corporate bond, high yield, asset-backed, credit derivative and government bond trading. The three interest rate reductions during the quarter by the Federal Reserve contributed to the improved fixed income trading environment in stark contrast to the rising rate environment of the prior year period. For the three and six months ended May 2001, Bear Stearns ranked as the leading underwriter of mortgage-backed securities.

o Investment Banking net revenues were $156.3 million for the quarter ended May 25, 2001, down 29.3% from $221.1 million for the quarter ended May 26, 2000. The decline reflects the continued weakness in the equity underwriting environment, partly offset by improvements in corporate debt and municipal underwriting activity as the declining interest rate environment coupled with narrowing credit spreads has led to a more favorable debt issuance market. The weakness in the equities market environment also contributed to reduced mergers and acquisitions activity industry-wide, resulting in decreased fee income as compared to the prior year period.


GLOBAL CLEARING SERVICES
------------------------

Net revenue for Global Clearing Services were $207.4 million for the quarter ended May 25, 2001, down 27.8% from $287.1 million for the quarter ended May 26, 2000. Reduced customer margin debt balances versus the prior year period, driven by weakened equity market conditions, contributed to a decrease in net interest revenues for the quarter ended May 25, 2001. Average customer margin debt balances were $37.8 billion during the quarter ended May 25, 2001 versus $59.7 billion in the prior year quarter ended May 26, 2000. However, margin balances ended the quarter at $42.2 billion reflecting improving market conditions.


WEALTH MANAGEMENT
-----------------

Wealth Management net revenues for the quarter ended May 25, 2001 were $133.9 million, down 13.5% from $154.9 million for the quarter ended May 26, 2000. The reduction is attributable to a decline in revenues from our Private Client Services area, partially offset by a significant increase in Asset Management revenues as compared to the prior year period. A weak retail environment driven by economic uncertainty and volatile markets during the first two months of the quarter led to the decline in revenues from our Private Client Services area. However, this decline was largely offset by a strong performance from our Asset Management business, reflecting an improvement in performance-based fees as well as an increase in management fees on the firm's mutual fund and alternative investment products. As of May 25, 2001, assets under management stood at $22.4 billion, up 53.9% from last year. Alternative investment products under management grew 97.9% to $5.0 billion as of May 25, 2001.


EXPENSES
--------

o Compensation as a percentage of net revenues was 54.3% versus 53.3% for the quarters ended May 25, 2001 and May 26, 2000, respectively. Compensation as a percentage of net revenues was adversely impacted during the quarter by the decline in net interest profit and continued weakness in investment banking revenues.

o Non-compensation expenses were $359.0 million for the quarter ended May 25, 2001, a decrease of 20.4% from $451.0 million for the comparable prior year quarter ended May 26, 2000. However, excluding the litigation charge that is included in the May 2000 quarter, expenses were up 19.3% due to non-recurring costs for severance and accelerated amortization costs associated with our pending relocation aggregating $31 million, as well as an increase in the CAP Plan expense.

o Pre-tax, pre CAP Plan profit margin was 22.5% in the current quarter as compared to 13.7% in the prior year period or 25.0% without the litigation charge.


     As of May 25, 2001 total capital, including stockholders' equity and long-term borrowings, was $27.6 billion. Book value as of May 25, 2001 was $32.57 per share, based on 156,485,942 shares outstanding.


QUARTERLY CASH DIVIDENDS DECLARED
---------------------------------

The Board of Directors of The Bear Stearns Companies Inc. declared a regular quarterly cash dividend of 15 cents per share on the outstanding shares of common stock, payable July 31, 2001 to stockholders of record on July 17, 2001. The board also declared a quarterly cash dividend of 68.75 cents per share on the outstanding shares of Adjustable Rate Cumulative Preferred Stock, Series A, payable July 15, 2001 to stockholders of record on June 29, 2001. In addition, other regular dividends declared by the Board of Directors include: (i) a cash dividend of $3.075 per share on the outstanding shares of 6.15% Cumulative Preferred Stock, Series E (which is equivalent to 76.875 cents per related depositary share); (ii) a cash dividend of $2.86 per share on the outstanding shares of 5.72% Cumulative Preferred Stock, Series F (which is equivalent to
71.50 cents per related depositary share); and (iii) a cash dividend of $2.745 per share on the outstanding shares of 5.49% Cumulative Preferred Stock, Series G (which is equivalent to 68.625 cents per related depositary share) all payable July 15, 2001 to stockholders of record on June 29, 2001.


      Founded in 1923, The Bear Stearns Companies Inc. is the parent company of Bear, Stearns & Co. Inc., a leading worldwide investment banking and securities trading and brokerage firm serving corporations, governments, institutions and individuals worldwide. With approximately $27.6 billion in total capital, the company's business includes corporate finance and mergers and acquisitions, public finance, institutional equities and fixed income sales and trading, private client services, foreign exchange and futures sales and trading, equity and fixed income research, derivatives, asset management and custody services. Through Bear, Stearns Securities Corp., it offers prime broker and broker dealer services, including securities lending. Headquartered in New York City, the company had approximately 11,000 employees as of May 25, 2001, located in domestic offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan; and an international presence in Beijing, Buenos Aires, Dublin, Hong Kong, London, Lugano, Sao Paulo, Seoul, Shanghai, Singapore and Tokyo. For additional information about Bear Stearns, please visit our Web site at http://www.bearstearns.com.


Certain statements contained in this discussion are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Management" in the Company's 2000 Annual Report to Stockholders and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures about Market Risk" in the company's Quarterly Reports on Form 10-Q, which have been filed with the Securities and Exchange Commission.


A conference call to discuss the company's results will be held at 10:00 a.m., E.S.T. The call will be open to the public. Those wishing to listen to the conference call should dial 1-888-792-1079 (or 1-703-871-3092 for international callers) at least 10 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through our Web site at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available on our Web site or by dialing 1-888-266-2081 (or 1-703-925-2533 for international callers) approximately one hour after the completion of the conference call. The passcode for the replay is 5306662. If you have any questions on how to obtain access to the conference call, please contact Rebecca Haas at 1-212-272-8188 or via email at rhaas@bear.com.


                                       ***

                            Financial Tables Attached

                         THE BEAR STEARNS COMPANIES INC.
                         -------------------------------
                                  SEGMENT DATA
                                  ------------
                                   (UNAUDITED)
                                   -----------

                                                                                                                         Percentage
                                            Three Months Ended            Percentage Change From     Six Months Ended      Change
                                 --------------------------------------   ----------------------   --------------------  ----------
   NET REVENUES                  May 25,        May 26,    February 23,   May 26,   February 23,   May 25,      May 26,
                                  2001           2000          2001        2000      2001           2001         2000
                                 -------        -------    ------------   -------   ------------   -------      -------
                                             (In thousands)                                           (In thousands)

Capital Markets
   Institutional Equities    $   348,350    $   421,271    $   341,171     (17%)        2%    $   689,521    $   797,414    (14%)
   Fixed Income                  514,286        183,014        340,389     181%        51%        854,675        518,297     65%
   Investment Banking            156,349        221,078        119,975     (29%)       30%        276,324        515,961    (46%)
                             -----------    -----------    -----------                        -----------    -----------
  Total Capital Markets        1,018,985        825,363        801,535      23%        27%      1,820,520      1,831,672     (1%)

Global Clearing Services         207,383        287,068        223,900     (28%)       (7%)       431,283        555,042    (22%)
Wealth Management                133,917        154,851        144,588     (14%)       (7%)       278,505        364,655    (24%)
Other (a)                          8,373         54,024         43,764     (85%)      (81%)        52,137         76,003    (31%)
                             -----------    -----------    -----------                        -----------    -----------

      Total Net Revenues     $ 1,368,658    $ 1,321,306    $ 1,213,787       4%        13%    $ 2,582,445    $ 2,827,372     (9%)
                             ===========    ===========    ===========                        ===========    ===========

PRE-TAX INCOME

Capital Markets              $   276,392    $   222,398    $   188,281      24%        47%    $   464,673    $   541,854    (14%)
Global Clearing Services          65,859        136,511         79,133     (52%)      (17%)       144,992        255,721    (43%)
Wealth Management                  4,209         10,827         16,204     (61%)      (74%)        20,413         76,190    (73%)
Other (a)                        (79,631)      (203,917)       (30,654)     61%      (160%)      (110,285)      (254,143)    57%
                             -----------    -----------    -----------                        -----------    -----------

      Total Pre-Tax Income   $   266,829    $   165,819    $   252,964      61%         5%    $   519,793    $   619,622    (16%)
                             ===========    ===========    ===========                        ===========    ===========

(a) Other is comprised of consolidation/elimination entries, unallocated revenues (predominantly interest) and certain corporate administrative functions, including the accrual related to the litigation charge for the three months and six months ended May 2000 and costs related to the Capital Accumulation Plan for Senior Managing Directors.

Note: Certain reclassifications have been made to prior period amounts to conform to the current period's presentation.

                         THE BEAR STEARNS COMPANIES INC.
                         -------------------------------
                        CONSOLIDATED STATEMENTS OF INCOME
                        ---------------------------------
                                   (UNAUDITED)
                                   -----------

                                                                           THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                        ----------------------          -----------------------
                                                                        MAY 25,        MAY 26,          MAY 25,         MAY 26,
                                                                         2001           2000             2001             2000
                                                                        -------        -------          -------         -------
                                                                              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Revenues
    Commissions                                                   $     290,767   $     321,690   $     573,168    $     632,101
    Principal transactions                                              722,569         504,286       1,312,140        1,145,427
    Investment banking                                                  181,389         235,829         319,713          544,048
    Interest and dividends                                            1,215,744       1,414,878       2,302,343        2,784,637
    Other income                                                         38,913          17,351          78,194           69,396
                                                                  -------------   -------------   -------------    -------------
       Total Revenues                                                 2,449,382       2,494,034       4,585,558        5,175,609
    Interest expense                                                  1,080,724       1,172,728       2,003,113        2,348,237
                                                                  -------------   -------------   -------------    -------------
       Revenues, net of interest expense                              1,368,658       1,321,306       2,582,445        2,827,372
                                                                  -------------   -------------   -------------    -------------

Non-interest expenses
    Employee compensation and benefits                                  742,834         704,528       1,385,093        1,423,183
    Floor brokerage, exchange and clearance fees                         41,092          41,236          76,665           79,670
    Communications and technology                                       113,504         106,362         228,538          222,403
    Occupancy                                                            37,294          34,666          68,551           66,773
    Advertising and market development                                   33,705          31,874          67,537           59,248
    Other expenses                                                      133,400         236,821         236,268          356,473
                                                                  -------------   -------------   -------------    -------------
       Total non-interest expenses                                    1,101,829       1,155,487       2,062,652        2,207,750
                                                                  -------------   -------------   -------------    -------------

    Income before provision for income taxes and
       cumulative effect of change in accounting principle              266,829         165,819         519,793          619,622
    Provision for income taxes                                           97,336          47,442         184,346          223,064
                                                                  -------------   -------------   -------------    -------------
    Income before cumulative effect of change in
       accounting principle                                             169,493         118,377         335,447          396,558
    Cumulative effect of change in accounting principle,
       net of tax                                                            --              --          (6,273)              --
                                                                  -------------   -------------   -------------    -------------

    Net income                                                    $     169,493   $     118,377   $     329,174    $     396,558
                                                                  =============   =============   =============    =============

    Net income applicable to common shares                        $     159,715   $     108,599   $     309,618    $     377,002
                                                                  =============   =============   =============    =============
    Adjusted net income used for diluted earnings
       per share (1)                                              $     183,046   $     117,084   $     350,590    $     414,363
                                                                  =============   =============   =============    =============

    Basic earnings per share                                      $        1.23   $        0.77      $ 2.34 (2)    $        2.67
                                                                  =============   =============   =============    =============
    Diluted earnings per share                                    $        1.18   $        0.77      $ 2.24 (2)    $        2.67
                                                                  =============   =============   =============    =============
    Weighted average number of common shares outstanding:
            Basic                                                   145,455,590     152,446,615     147,164,834      155,042,809
                                                                  =============   =============   =============    =============
            Diluted                                                 154,825,604     152,624,273     156,749,394      155,152,977
                                                                  =============   =============   =============    =============

      Cash dividends declared per common share                    $        0.15      $ 0.10 (3)   $        0.30    $        0.25
                                                                  =============   =============   =============    =============

(1) Represents net income reduced for preferred stock dividends and increased for costs related to the Capital Accumulation Plan (the "Plan"). For earnings per share, the costs related to the Plan are added back as the shares related to such Plan are included in weighted average shares outstanding.

(2) Amount reflects earnings per share after change in accounting principle. Basic earnings per share and diluted earnings per share before the change in accounting principle were $2.38 and $2.28, respectively.

(3) This cash dividend relates to the two month period ended February 25, 2000 and was declared to coincide with the company's new quarterly periods resulting from the company's change in fiscal year-end.

Note: Certain reclassifications have been made to prior period amounts to conform to the current period's presentation.

                          THE BEAR STEARNS COMPANIES INC.
                          -------------------------------
                         CONSOLIDATED STATEMENTS OF INCOME
                         ---------------------------------
                                    (UNAUDITED)
                                    -----------

                                                                                             THREE MONTHS ENDED
                                                                                    --------------------------------------
                                                                                    MAY 25, 2001         FEBRUARY 23, 2001
                                                                                    ------------         -----------------
                                                                              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Revenues
    Commissions                                                                     $    290,767           $    282,401
    Principal transactions                                                               722,569                589,571
    Investment banking                                                                   181,389                138,324
    Interest and dividends                                                             1,215,744              1,086,599
    Other income                                                                          38,913                 39,281
                                                                                    ------------           ------------
       Total Revenues                                                                  2,449,382              2,136,176
    Interest expense                                                                   1,080,724                922,389
                                                                                    ------------           ------------
       Revenues, net of interest expense                                               1,368,658              1,213,787
                                                                                    ------------           ------------

Non-interest expenses
    Employee compensation and benefits                                              $    742,834           $    642,259
    Floor brokerage, exchange and clearance fees                                          41,092                 35,573
    Communications and technology                                                        113,504                115,034
    Occupancy                                                                             37,294                 31,257
    Advertising and market development                                                    33,705                 33,832
    Other expenses                                                                       133,400                102,868
                                                                                    ------------           ------------
       Total non-interest expenses                                                     1,101,829                960,823
                                                                                    ------------           ------------

    Income before provision for income taxes and cumulative
       effect of change in accounting principle                                          266,829                252,964
    Provision for income taxes                                                            97,336                 87,010
                                                                                    ------------           ------------
    Income before cumulative effect of change in accounting principle                    169,493                165,954
    Cumulative effect of change in accounting principle, net of tax                            -                 (6,273)
                                                                                    ------------           ------------

    Net income                                                                      $    169,493           $    159,681
                                                                                    ============           ============

    Net income applicable to common shares                                          $    159,715           $    149,903
                                                                                    ============           ============

    Adjusted net income used for diluted earnings per share (1)                     $    183,046           $    167,544
                                                                                    ============           ============

    Basic earnings per share                                                                1.23                   1.11 (2)
                                                                                    ============           ============
    Diluted earnings per share                                                      $       1.18           $       1.06 (2)
                                                                                    ============           ============

    Weighted average number of common shares outstanding:
            Basic                                                                    145,455,590            149,080,028
                                                                                    ============           ============
            Diluted                                                                  154,825,604            158,617,123
                                                                                    ============           ============

      Cash dividends declared per common share                                      $       0.15           $       0.15
                                                                                    ============           ============


(1) Represents net income reduced for preferred stock dividends and increased for costs related to the Plan. For earnings per share, the costs related to the Plan are added back as the shares related to such Plan are included in weighted average shares outstanding.

(2) Amount reflects earnings per share after change in accounting principle. Basic earnings per share and diluted earnings per share before the change in accounting principle were $1.15 and $1.10, respectively.

Note: Certain reclassifications have been made to prior period amounts to conform to the current period's presentation.

                         THE BEAR STEARNS COMPANIES INC.
                         -------------------------------
                         SELECTED FINANCIAL INFORMATION
                         ------------------------------
                                   (UNAUDITED)
                                   -----------
             (In thousands, except per share amounts and other data)
             -------------------------------------------------------

                                                             QUARTERS ENDED                      QUARTERS ENDED
                                                   -------------------------------       ------------------------------
                                                       MAY 25,         FEBRUARY 23,       NOVEMBER 30,         AUGUST 25,
                                                        2001               2001               2000                2000
                                                   ------------       ------------       ------------       ------------
INCOME STATEMENT
Revenues, net of interest expense                  $  1,368,658       $  1,213,787       $  1,376,828       $  1,271,478
Net income                                         $    169,493       $    159,681       $    195,189       $    181,436
Net income applicable to common shares             $    159,715       $    149,903       $    185,411       $    171,658
Adjusted net income used for diluted earnings
  per share                                        $    183,046       $    167,544       $    201,625       $    197,567
Earnings per common share:
     Basic                                         $       1.23       $       1.11(1)    $       1.37       $       1.33
     Diluted                                       $       1.18       $       1.06(1)    $       1.36       $       1.32

FINANCIAL RATIOS
Return on average common equity (annualized)               15.0%              13.6%              18.8%              18.8%
Adjusted pre-tax profit margin (2)                         22.5%              23.4%              22.6%              24.8%
Pre-tax profit margin (3)                                  19.5%              20.8%              20.5%              21.2%
After-tax profit margin (4)                                12.4%              13.2%              14.2%              14.3%
Compensation & benefits/Revenues, net of
  interest expense                                         54.3%              52.9%              52.8%              52.2%

BALANCE SHEET
Stockholders' equity, at period end                $  5,534,723       $  5,621,405       $  5,654,288       $  4,911,600
Total stockholders' equity and trust issued
  preferred securities, at period end              $  6,297,223       $  6,121,405       $  6,154,288       $  5,411,600
Total capital, at period end                       $ 27,566,286       $ 25,768,270       $ 26,250,176       $ 24,768,473
Book value per common share, at period end         $      32.57       $      31.94       $      31.51              29.58

OTHER DATA (IN MILLIONS, EXCEPT SHARE
  AND EMPLOYEE DATA)
Margin debit balances, at period end               $     42,200       $     37,600       $     41,900       $     56,000
Margin debit balances, average for period          $     37,800       $     42,000       $     52,900       $     56,400
Customer short balances, at period end             $     61,400       $     53,800       $     57,200       $     60,000
Customer short balances, average for period        $     50,600       $     55,000       $     59,900       $     59,800
Stock borrowed, at period end                      $     45,900       $     41,400       $     49,300       $     48,800
Stock borrowed, average for period                 $     45,400       $     49,300       $     51,800       $     50,700
Free credit balances, at period end                $     15,900       $     17,300       $     16,500       $     13,000
Free credit balances, average for period           $     17,900       $     18,300       $     15,100       $     14,800
Assets under management, at period end             $     22,400       $     21,500       $     19,500       $     16,600
Employees, at period end                                 10,855             11,298             11,201             10,807
Common shares and common share equivalents
  outstanding, at period end                        156,485,942        159,125,959        158,039,960        159,098,866
Weighted average number of common shares
  outstanding:
     Basic                                          145,455,590        149,080,028        147,585,214        148,816,237
     Diluted                                        154,825,604        158,617,123        148,697,431        149,242,192

                                                                     QUARTERS ENDED
                                                           -------------------------------
                                                               MAY 26,         FEBRUARY 25,
                                                                2000               2000
                                                           ------------       ------------
INCOME STATEMENT
Revenues, net of interest expense                         $  1,321,306         $  1,506,066
Net income                                                $    118,377         $    278,181
Net income applicable to common shares                    $    108,599         $    268,403
Adjusted net income used for diluted earnings
  per share                                               $    117,084         $    297,278
Earnings per common share:
     Basic                                                $       0.77         $       1.89
     Diluted                                              $       0.77         $       1.89

FINANCIAL RATIOS
Return on average common equity (annualized)                      11.0%                27.9%
Adjusted pre-tax profit margin (2)                                13.7%                33.5%
Pre-tax profit margin (3)                                         12.5%                30.1%
After-tax profit margin (4)                                        9.0%                18.5%
Compensation & benefits/Revenues, net of                          53.3%                47.7%
  interest expense

BALANCE SHEET
Stockholders' equity, at period end                       $  4,865,282         $  4,937,291
Total stockholders' equity and trust issued
  preferred securities, at period end                     $  5,365,282         $  5,437,291
Total capital, at period end                              $ 24,614,465         $ 23,185,770
Book value per common share, at period end                $      28.74         $      28.21

OTHER DATA (IN MILLIONS, EXCEPT SHARE
  AND EMPLOYEE DATA)
Margin debit balances, at period end                      $     52,100         $     61,500
Margin debit balances, average for period                 $     59,700         $     56,600
Customer short balances, at period end                    $     58,800         $     66,900
Customer short balances, average for period               $     61,800         $     64,700
Stock borrowed, at period end                             $     47,400         $     56,100
Stock borrowed, average for period                        $     53,000         $     53,300
Free credit balances, at period end                       $     14,000         $     13,500
Free credit balances, average for period                  $     15,000         $     15,300
Assets under management, at period end                    $     14,600         $     13,700
Employees, at period end                                        10,373               10,210
Common shares and common share equivalents
  outstanding, at period end                               160,568,727          162,607,443
Weighted average number of common shares
  outstanding:
     Basic                                                 152,446,615          157,641,253
     Diluted                                               152,624,273          157,685,693

(1)  After change in accounting principle.

(2) Represents the ratio of income before both CAP Plan costs and provision for income taxes to revenues, net of interest expense.

(3) Represents the ratio of income before provision for income taxes to revenues, net of interest expense.

(4)  Represents the ratio of net income to revenues, net of interest expense.